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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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Date of Report (Date of earliest event reported) August 17, 1998      Commission File Number 000-24385
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                             SCHOOL SPECIALTY, INC.
                           (Exact name of registrant)


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                       Delaware                                               39-0971239
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         (State of organization)                                  (I.R.S. Employer Identification Number)
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                 1000 North Bluemound Drive, Appleton, WI 54914
              (Address of principal executive offices and zip code)

                                 (920) 734-2756
                         (Registrant's telephone Number)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On August 17, 1998, School Specialty, Inc. (the "Company") acquired all of the common stock of Beckley-Cardy, Inc. ("Beckley-Cardy") through the merger of a wholly-owned subsidiary of the Company into The National School Supply Company, of which Beckley-Cardy is a wholly-owned subsidiary. Beckley-Cardy is the educational supply industry's second largest distributor, based in Mansfield, Ohio. The Company intends to continue to use the acquired assets for substantially the same purposes. The purchase price was $76.3 million, subject to adjustment. The Company also succeeded to Beckley-Cardy's credit facilities of approximately $60 million on the closing date, which the Company retired at closing from draws on its own credit facility. The purchase price was based on the Company's evaluation of the financial condition, business operations and prospects of Beckley-Cardy and was negotiated in an arms-length transaction among unrelated and unaffiliated parties. Funds for the acquisition were obtained from a draw on the Company's existing line of credit with NationsBank, NA.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements. It is impracticable to provide the required financial statements at this time. The required financial statements will be filed as soon as practicable, but not later than 60 days after the date by which this report on Form 8-K must be filed.

         (b) Pro forma financial information. It is impracticable to provide the required pro forma financial information at this time. The required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date by which this report on Form 8-K must be filed.

         (c) The following exhibits are filed with this report:

             Exhibit No.
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                 2.1  Agreement and Plan of Merger dated as of August 14,
                      1998 among the National School Supply Company, stockholders of The National School Supply Company, BCG Acquisition Corp. and School Specialty, Inc.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SCHOOL SPECIALTY, INC.



                                            BY:    /s/ Donald J. Noskowiak
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                                                   Donald J. Noskowiak
                                                   Chief Financial Officer


Dated:  August 31, 1998